Exhibit 99.1

Kopin Reports Continued Strong Performance for Third Quarter 2021

  $10.9 million Revenues, a 14% increase year over year
  9th Straight Quarter of Year over Year Growth
  FWS-I Shipments Ramping
  Strength in 3D AOI Markets
  Continued Strong Growth in Customer-Funded R&D for AR/VR Microdisplays
  Progress in Technology Development and Commercialization of OLED

WESTBOROUGH, Mass.--(BUSINESS WIRE)--November 2, 2021--Kopin® Corporation (Nasdaq: KOPN), a leading provider of high-resolution microdisplays and subsystems for defense, enterprise and consumer augmented reality (AR), virtual reality (VR) and mixed reality (MR) systems, today provided an update on its business initiatives and reported financial results for the third quarter ended September 25, 2021.

“We had strong third quarter results, with revenues increasing 14% year over year, reflecting growing demand across our key markets, including defense, industrial and consumer,” said Dr. John C.C. Fan, CEO of Kopin. “This quarter was our 9th straight quarter of year-on-year growth. Revenues were again driven largely by our defense production programs and our customer-funded development programs. In particular, our third quarter customer-funded R&D revenue increased approximately 60% year over year, primarily driven by accelerating interest in our next generation of displays and our design and manufacturing expertise in rugged 'higher-level-assemblies' which are sub-systems that include our displays, optics, electronics and ruggedized housings.”

“On our second quarter results of operations call on August 3, 2021, we announced that we reduced shipments of our product for the FWS-I thermal weapon sight program while we worked with our customer to develop better processes for increased production rates. I am pleased to report that the process enhancements have been successfully implemented and we expect to have our highest shipping rate of products for the FWS-I program in the fourth quarter of 2021. As a reminder, the FWS-I thermal sight system uses a high-precision video 'see-through' AR optical module using our CyberDisplay® LCDs and our custom-designed Pancake® optics.”

Dr. Fan continued, “Other successes in the third quarter also included the receipt of a previously reported $1.1 million order to provide eyepieces for the Joint Effects Targeting System (JETS), one of the two low rate initial production programs we reported in the second quarter of 2021, which will be delivered through 2022. Our third quarter enterprise product revenues increased 65% over the same quarter last year on the strength of sales into the 3D Automated Optical Inspection (AOI) market. During the third quarter of 2021 we announced a $3.2 million order from JUTZE Intelligence Technology (JUTZE) for our Spatial Light Modulators (SLMs) for JUTZE's 3D AOI and 3D Solder Paste Inspection (3D SPI) equipment. We also continued to make progress in commercializing our organic light emitting diode display (OLED) technologies with additional orders for our OLED.”

“We are also on track with our defense customer-funded development programs. We previously announced two development programs entered low-rate initial production during the second quarter of 2021 and we expect another defense development program to enter low-rate initial production during the fourth quarter of 2021. In addition, we have a robust pipeline of defense programs in development which we expect will fuel our defense revenues in the coming years,” said Dr. Fan.

“In the third quarter of 2021, like most companies, we faced many supply chain related challenges. To this point we have not experienced any material negative effects from gaps in material availability, however we continue to closely monitor and manage new challenges.”

“In short, our business is strong as we actively innovate and advance our technology roadmap, paving the path for future growth in AR/VR/MR applications. We believe we are the world's only provider of LCD, LCOS, OLED and micro-LED microdisplays on silicon. The current market trends indicate exciting and growing opportunities especially in the Metaverse VR platform. Kopin was a pioneer and has been focusing on this radical transformation for many years as it progresses from defense, to enterprise, and now into consumer applications. We believe we are well positioned to capitalize on these opportunities. We are looking forward to the coming CES in January 2022, where we plan to exhibit our recent exciting developments,” concluded Dr. Fan.

Third Quarter Financial Results

Total revenues for the third quarter ended September 25, 2021, were $10.9 million, compared with $9.5 million for the third quarter ended September 26, 2020, a 14% increase year over year.

Cost of Product Revenues for the third quarter ended September 25, 2021, was $5.1 million, compared with $4.8 million for the third quarter ended September 26, 2020. The increase in cost of product revenues as a percentage of net product revenues for the three months ended September 25, 2021, as compared to the three months ended September 26, 2020, was primarily due to lower manufacturing efficiencies driven by lower volumes of FWS-I production.

Research and development expenses for the third quarter of 2021 were $ 3.8 million compared with $2.7 million for the third quarter of 2020, a 38% increase year over year. The increase was driven by an increase in research and development costs for our customer-funded defense programs and internal OLED development activities.

Selling, general and administrative (SG&A) expenses were $4.0 million for the third quarter of 2021 compared with $3.1 million for the third quarter of 2020. SG&A expenses increased for the three months ended September 25, 2021, as compared to the three months ended September 26, 2020, primarily due to increases in compensation costs, stock-based compensation and bad debt expense, which were partially offset by lower professional fees. Non-GAAP SG&A expenses were $3.6 million for the third quarter of 2021, compared to $2.9 million for the third quarter of 2020, a 25% increase year over year. A table that reconciles this non-GAAP financial measure to SG&A expenses, as reported, is included below.

Net Loss Attributable to Kopin Corporation for the third quarter of 2021 was $2.1 million, or $0.02 per share, compared with Net Loss Attributable to Kopin Corporation of $1.0 million, or $0.01 per share, for the third quarter of 2020. Non-GAAP Net Loss Attributable to Kopin Corporation for the third quarter of 2021 was $1.7 million, or $0.02 per share, compared with Non-GAAP Net Loss Attributable to Kopin Corporation of $0.8 million, or $0.01 per share, for the third quarter of 2020. A table that reconciles these non-GAAP financial measures to Net Loss Attributable to Kopin Corporation and Net Loss Per Share, as reported, is included below.

Net Cash Used in Operating Activities for the third quarter ended September 25, 2021, was approximately $3.5 million. Kopin's Cash and Equivalents and Marketable Securities were approximately $31.8 million at September 25, 2021 as compared to $20.7 million at December 26, 2020. During the three months ended September 25, 2021, we sold 600,000 shares of common stock for gross proceeds of $4.8 million (average of $8.06 per share), before deducting broker expenses paid by us of less than $0.2 million, pursuant to our existing at-the-market (ATM) program. For the nine months ended September 25, 2021, we sold an aggregate of 3,096,697 shares for gross proceeds of approximately $21.7 million (average of $7.00 per share) before deducting broker expenses paid by us of $0.7 million, pursuant to our existing ATM, and our previous ATM program that has since terminated pursuant to its terms.

We have no long-term debt.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended September 25, 2021 for final disposition as well as important risk factors.

Kopin Corporation

DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP SG&A expenses, (ii) non-GAAP Net Loss Attributable to Kopin Corporation, and (iii) non-GAAP Net Loss Per Share. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operation, balance sheets, or statements of cash flows of a company or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found below, we derive such non-GAAP financial measures by excluding stock-based compensation expenses from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, and compare our operating performance against peer companies. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating an item that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with a Non-GAAP Net Loss Attributable to Kopin Corporation and a Non-GAAP Net Loss Per Share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing a non-GAAP Net Loss Attributable to Kopin Corporation and a Non-GAAP Net Loss Per Share allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP Net Loss Attributable to Kopin Corporation and Non-GAAP Net Loss Per Share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of stock-based compensation expense, which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations.

We calculate Non-GAAP SG&A expenses, Non-GAAP Net Loss Attributable to Kopin Corporation and Non-GAAP Net Loss Per Share by eliminating stock-based compensation expense from SG&A expenses, Net Loss Attributable to Kopin Corporation, and Net Loss Per Share, respectively, each of which is derived from our condensed consolidated statements of operations. We exclude stock-based compensation because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price, which may be unrelated to our performance during the period in which the expense is incurred and (2) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

The non-GAAP financial measures presented in the table below should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Readers are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Conference Call

Kopin will host a conference call this morning at 8:30am ET. To participate, please dial 1-800-437-2398 (U.S. and Canada) or 1-323-289-6576 (International). The call will also be available as a live and archived audio webcast on the Investor Relations section of Kopin's website at www.kopin.com.

About Kopin:

Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for defense, industrial and consumer products. Kopin's technology portfolio includes ultra-small displays, optics, modules and low-power ASICs. For more information, please visit Kopin's website at www.kopin.com.

Kopin, CyberDisplay and Pancake are registered trademarks of Kopin Corporation.

Forward-Looking Statements

Statements in this press release may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended , and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor created by such sections. Words such as "expects," "believes," "can," "will," "estimates," and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to: our expectation to have our highest shipping rate of products for the FWS-I program in the fourth quarter of 2021; our expectation that we will deliver eyepieces for the Joint Effects Targeting System (JETS) through 2022; our expectation that another defense development program will enter low-rate production during the fourth quarter of 2021; our expectation that our defense development programs will fuel our defense revenues in the coming years; our expectation that many of our funded development programs will progress to product production as they mature; our belief that we are the world's only provider of LCD, LCOS, OLED and micro-LED microdisplays on silicon; our belief that the current market trends indicate growing opportunities and as we are positioned well to capitalize on these opportunities; and our expectation that at the coming CES in January 2022 we will exhibit our recent exciting developments. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Kopin disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, or as updated from time to time our Securities and Exchange Commission filings.

Kopin Corporation
Unaudited Reconciliations of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

GAAP Selling, general and administration	$4,035,998	$3,079,567	$13,982,682	$9,421,024
Stock-based compensation expense	424,000	197,000	3,165,000	374,000
Non-GAAP Selling, general and administration	$3,611,998	$2,882,567	$10,817,682	$9,047,024

GAAP Net loss attributable to the controlling interest	$(2,128,790)	$(957,440)	$(10,123,895)	$(5,674,500)
Stock-based compensation expense	424,000	197,000	3,165,000	374,000
Non- GAAP Net loss attributable to the controlling interest	$(1,704,790)	$(760,440)	$(6,958,895)	$(5,300,500)

Net loss per share:
Basic and diluted	$(0.02)	$(0.01)	$(0.11)	$(0.07)
Stock-based compensation expense per share	(0.00)	(0.00)	(0.03)	(0.01)
Basic and diluted Non-GAAP	$(0.02)	$(0.01)	$(0.08)	$(0.06)

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Display Revenues by Category (in millions)
Defense	$3.5	$4.8	$12.3	$12.8
Industrial/Enterprise	2.7	1.7	7.4	5.2
Consumer	0.4	-	1.3	0.5
Other	-	-	0.1	0.6
R&D	4.1	2.6	10.4	6.3
License and Royalties	0.2	0.5	1.0	0.8
Total	$10.9	$9.5	$32.5	$26.2

Stock-Based Compensation Expense
Cost of product revenues	$38,000	$41,000	$207,000	$71,000
Research and development	180,000	81,000	395,000	194,000
Selling, general and administrative	424,000	197,000	3,165,000	374,000
	$642,000	$319,000	$3,767,000	$639,000

Other Financial Information
Depreciation and amortization	$154,000	$133,000	$566,000	$474,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Revenues:
Net product revenues	$6,591,852	$6,487,581	$21,089,515	$19,077,090
Research and development and other revenues	4,295,321	3,025,171	11,379,282	7,128,913
	10,887,173	9,512,752	32,468,797	26,206,003
Expenses:
Cost of product revenues	5,145,175	4,825,032	17,586,389	15,252,456
Research and development	3,751,729	2,715,868	11,055,282	7,276,770
Selling, general and administration	4,035,998	3,079,567	13,982,682	9,421,024
	12,932,902	10,620,467	42,624,353	31,950,250

Loss from operations	(2,045,729)	(1,107,715)	(10,155,556)	(5,744,247)

Other (expense) income, net	(50,954)	167,946	89,267	75,304

Loss before provision for income taxes and net (income) loss from noncontrolling interest	(2,096,683)	(939,769)	(10,066,289)	(5,668,943)

Tax provision	(32,000)	(29,000)	(97,000)	(100,000)

Net loss	(2,128,683)	(968,769)	(10,163,289)	(5,768,943)

Net (income) loss attributable to noncontrolling interest	(107)	11,329	39,394	94,443

Net loss attributable to Kopin Corporation	$(2,128,790)	$(957,440)	$(10,123,895)	$(5,674,500)

Net loss per share:
Basic and diluted	$(0.02)	$(0.01)	$(0.11)	$(0.07)

Weighted average number of common shares outstanding:
Basic and diluted	90,517,330	82,596,416	88,903,658	82,567,401

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash and marketable securities	$31,763,687	$20,748,550
Accounts receivable, net	7,348,721	9,260,865
Inventory	6,739,017	4,455,756
Contract assets and unbilled receivables	2,792,901	3,521,753
Prepaid and other current assets	1,999,848	1,469,256

Total current assets	50,644,174	39,456,180

Plant and equipment, net	1,855,451	1,626,930
Operating lease right-of-use assets	1,719,089	1,780,039
Other assets	170,932	162,473
Equity investments	4,559,756	4,523,525

Total assets	$58,949,403	$47,549,147

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,635,708	$5,606,910
Accrued expenses	5,224,026	4,295,346
Contract liabilities and billings in excess of revenue earned	1,269,523	1,493,847
Operating lease liabilities	889,076	982,375
Customer deposits	2,167,228	3,950,031
Deferred tax liabilities	514,000	554,000

Total current liabilities	13,699,561	16,882,509

Other long term liabilities	1,573,004	1,546,737
Operating lease liabilities, net of current portion	812,351	821,306

Total Kopin Corporation stockholders' equity	43,040,716	28,435,431
Noncontrolling interest	(176,230)	(136,836)
Total stockholders' equity	42,864,486	28,298,595
Total liabilities and stockholders' equity	$58,949,402	$47,549,147

Contacts

For Further Information Please Contact:
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com